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                                                            EXHIBIT 21.1


LIST OF SUBSIDIARIES

        Organization                                       Jurisdiction Name
        ------------                                       -----------------
NCD Graphic Software Corporation                                Oregon
Network Computing Devices                                      Australia
    Australia Pty. Ltd.
Network Computing Devices                                       Canada
   (Canada), Inc.
Network Computing Devices                                       England
   (UK) Limited
Network Computing Devices                                       France
   (France) S.A.R.L.
Network Computing Devices                                       Germany
   (Germany) GmbH
Network Computing Devices                                       Sweden
   (Scandinavia) AB
NCD International Inc.                                         California